UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2020

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)
715-836-9994
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market SM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.    Change in Registrant’s Certifying Accountant.
Citizens Community Bancorp, Inc., a Maryland corporation (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020 and invited two independent registered public accounting firms to participate in this process, including the Company’s current independent registered public accounting firm, Baker Tilly Virchow Krause, LLP (“Baker Tilly”).
Following review of proposals from the independent registered public accounting firms that participated in the process, on March 12, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the selection of Eide Bailly LLP (“Eide Bailly”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020, and determined to terminate the Company’s relationship with Baker Tilly as the Company’s independent registered public accounting firm. The selection of Eide Bailly will be presented to the shareholders for ratification at the Company’s 2020 Annual Meeting of Shareholders.
Baker Tilly’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2019, the transition period ended December 31, 2018, and the fiscal year ended September 30, 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except the following:
(1) Baker Tilly’s report on the Company’s consolidated financial statements as of and for the transition period ended December 31, 2018 included (a) a paragraph stating “As described in Management’s Report on Internal Control over Financial Reporting, management excluded from its assessment of internal control over financial reporting United Bank, which was acquired on October 19, 2018, and whose financial statements constitute less than 25% of consolidated assets (excluding goodwill related to the United Bank transaction which was integrated into the Company’s systems and control environment) and less than 25% of consolidated revenues, as of and for the three months ended December 31, 2018. Accordingly, our audit did not include the internal control over financial reporting at United Bank”; and (b) a paragraph stating “As discussed in Note 1 to the consolidated financial statements, the Company changed its fiscal year end from September 30 to December 31.”
(2) Baker Tilly’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2019 included a paragraph stating “As described in Management’s Report on Internal Control over Financial Reporting, management excluded from its assessment of internal control over financial reporting F. & M. Bancorp. of Tomah, Inc. (“F&M”), which was acquired on July 1, 2019, and whose financial statements constitute less than 13% of consolidated assets and less than 12% of consolidated revenues, as of and for the year ended December 31, 2019. Accordingly, our audit did not include the internal control over financial reporting at F&M.”
During the fiscal year ended December 31, 2019, the transition period ended December 31, 2018, the fiscal year ended September 30, 2018, and the subsequent interim period through March 12, 2020, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Baker Tilly on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company has provided Baker Tilly with a copy of the disclosures required by Item 304(a) contained in this Report on Form 8-K and requested Baker Tilly to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Baker Tilly’s letter, dated March 16, 2020, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal year ended December 31, 2019, the transition period ended December 31, 2018, the fiscal year ended September 30, 2018, and the subsequent interim period through March 12, 2020, neither the Company nor anyone on its behalf has consulted with Eide Bailly regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Eide Bailly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any matter that was a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.
16.1 Baker Tilly Virchow Krause, LLP letter dated March 16, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date: March 16, 2020	By: /s/ James S. Broucek James S. Broucek Chief Financial Officer